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                                   Exhibit 3.2


                                    BYLAWS OF

                             LAKELAND BANCORP, INC.

                 (As Amended and Restated through March 1, 2002)


                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

     1. Annual Meeting. The annual meeting of the shareholders shall be held at
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5:30 o'clock p.m. on the 4/th/ Tuesday in March of each year at its principal office in the State of New Jersey unless a different time or place is designated by the Directors.

     2. Special Meetings. Special meetings of the shareholders may be called by
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the President, the Chairman of the Board of Directors, or a majority of the
Board of Directors. The place of such meetings shall be designated by the directors.

     3. Notice of Shareholder Meetings. Written or printed notice stating the
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place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail by or at the direction of the President, Secretary, or directors calling the meeting, to each shareholder entitled to vote at the meeting. Unless otherwise required by law, such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and, if mailed, shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     4. Quorum Requirements. Absent a provision in the Certificate of
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Incorporation stating otherwise, a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum by a majority of those present and entitled to vote. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment it taken and the adjournment is for thirty (30) days or less, except as required by Article 14 of the Certificate of Incorporation. When any one (1) adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is the one upon which, by express provision of this Corporation's Certificate, these Bylaws or by the laws of New Jersey, a larger or different vote is required, in which case such express provisions shall govern the decision of such question.

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     5. Record Date. The directors may fix in advance of any meeting a record
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date which shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting.

     6. Voting and Proxies. Every shareholder entitled to vote at a meeting may
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do so either in person or by written proxy, which proxy shall be filed with the
Secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless otherwise provided in the proxy.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     1. Composition of Board of Directors. The Corporation shall have a Board of
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Directors consisting of active directors, whose qualifications, election, number, etc. are described and discussed in this Article II and throughout these Bylaws. The Corporation shall also have advisory directors with limited rights, as described in Section 12 of this Article II. Whenever the terms "director" or "Board of Directors" or "Board" are used herein or in other corporate documents, the terms shall include active directors only, unless the word "Emeritus" is used in conjunction therewith.

     2. Qualification and Election of Directors. Once the Corporation becomes a
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bank holding company under the Bank Holding Company Act of 1956, as amended, directors must be shareholders of unencumbered or unhypothecated shares having an aggregate par value of not less than $1,000, an aggregate shareholders' equity of $1,000 or a fair market value of $1,000. Directors shall not be under eighteen (18) years of age, may not serve as attorney for any other financial institution or bank or savings and loan holding company, and may not be a member of the Board of Directors of any other financial institution or bank or savings and loan holding company. The terms of the initial Board of Directors elected by the shareholders shall be set so as to implement staggered terms, i.e., the terms of one-third of the directors shall be one year, the terms of one-third shall be two years and the terms of one-third shall be three years. Thereafter, such class of directors shall be elected by a majority of the votes cast at each annual meeting of the shareholders, or by similar vote at any special meeting called for the purpose. In the event of the death or resignation of a Director previously serving, or in the event additional Director positions are created to be filled at the meeting, the term for which a successor Director, or a Director elected to a newly created position on the Board, is elected shall be for the remainder of the unexpired term, or the remainder of the newly created term, for his or her class of Directors. All other directors elected by the Shareholders shall be elected to serve three year terms. Each director shall hold office until the expiration of the term for which he or she is elected, except as stated above and thereafter until his or her successor has been elected and qualified. Any vacancy occurring in the Board of Directors, including vacancies occurring in the Board by reason of removal, shall be filled by appointment by the remaining directors, and any Director so appointed shall serve until the next annual meeting of the Shareholders and until his or her successor has been elected and qualified.

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     A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a federal or state bank regulatory agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; (3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal or by a court to have (A) breached a fiduciary duty involving personal profit or (B) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (4) has been nominated by a person who would be disqualified from serving as a director of this Corporation under this section.

     3. Nomination Procedures. Nominees to be proposed for election to the Board
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of Directors of the Corporation, other than nominations made by the existing
Board of Directors, must be given in writing to the Secretary of the Corporation and received 90 days prior to the next annual meeting. Notice must include the full name of the directors, his or her age and date of birth, educational background, and a list of business experience and positions held for at least the preceding five years. The notice must include home and office addresses and telephone numbers and include a signed representation by the nominee to timely provide all information requested by the Corporation as part of its disclosures in regard to the solicitation of proxies for the election of Directors. The name of each such candidate for Director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors. A vote for a person who has not been duly nominated pursuant to this Article II Section 3 shall be void.

     4. Number. The maximum number of active directors is fixed by the
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Certificate and may be altered only by amendment thereto, but shall never be less than the number required by law. The Board of Directors may, by a vote of the majority of the full Board, between annual meetings of the shareholders, increase the membership of the Board up to the maximum number set out in the Certificate and by like vote appoint qualified persons to fill the vacancies created thereby to serve until the next annual meeting of Shareholders as provided in Section 2, provided, however, that the three classes of Directors shall at all times be as nearly equal in number as possible.

     5. Meetings. The annual meeting of the Board of Directors shall be held
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immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the Corporation shall be elected. The Board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by any one director of the Corporation.

     6. Notice of Directors' Meetings. The annual and all regular Board meetings
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may be held on three (3) days' notice. Special meetings shall be held with not less than one day's notice of such meeting to be given to each director, which notice shall be given on a best efforts basis by those calling the meeting.

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     7.  Quorum and Vote. The presence of a majority of the directors shall
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constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the vote of a greater number is required by the Certificate, these bylaws, or by the laws of New Jersey.

     8.  Action by Written Consent. Any action taken by the Board or any
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Committee without a meeting, in respect to any corporate matter, is valid action if, either before or after such action is taken, all members of the Board or Committee sign and file with the Secretary, for inclusion in the corporate minute book, a memorandum showing the nature of the action taken.

     9.  Appointment of Chairman, Executive and Other Committees. The Chairman
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of the Board of Directors of the Corporation shall also be considered an officer of the Corporation. The Board of Directors by resolution may designate one or more committees, consisting of one or more Directors and may delegate to such Chairman, committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, may unanimously appoint another board member to act at the meeting in the place of the disqualified or absent member.

     10. Powers. In addition to other powers specifically set out herein or that
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apply under New Jersey or other applicable law, the Board of Directors and any committees thereof shall have the power to manage and administer the affairs of the Corporation and to do and perform all lawful acts with respect to the affairs of the Corporation except those that may be specifically reserved to the shareholders under New Jersey or other applicable law.

     11. Contracts with Interested Directors. No contract or other transaction
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between this Corporation and any other corporation shall be affected by the fact that any director of this Corporation is interested in, or is a director or officer of, such other corporation, and any director, individually or jointly, may be a party to, or may be interested in, any contract or transaction of this Corporation or in which this Corporation is interested; and no contract, or other transaction, of this Corporation with any person, firm, or corporation, shall be affected by the fact that any director of this Corporation is a party to, or is interested in, such contract, act, or transaction, or is in any way connected with such person, firm, or corporation, and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association, or corporation in which he may be in any way interested.

                                   ARTICLE III

                                    OFFICERS

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     1. Number. The Corporation shall have a President, a Chairman of the Board,
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one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person.

     2. Election and Term. The officers shall be elected by the Board at its
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annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

     3. Duties. All officers shall have such authority and perform such duties
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in the management of the Corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS AND VACANCIES

     1. Resignations. Any officer or director may resign at any time by giving
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written notice to the Chairman of the Board of Directors, the President, or the
Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

     2. Removal of Officers. Any officer or agent may be removed by the Board of
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Directors whenever in its judgment the best interests of the Corporation will be served thereby.

     3. Removal of Directors. Any or all of the directors may be removed with
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cause by the requisite vote of shareholders pursuant to the provisions of this
Corporation's Certificate and New Jersey law.

     4. Vacancies. Newly created directorships resulting from an increase in the
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number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the Directors then in office, even if less than a quorum exists.

                                    ARTICLE V

                                  CAPITAL STOCK

     1. Stock Certificates. Every shareholder shall be entitled to a certificate
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or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board of Directors, such certificates shall be signed by any two officers of the Corporation.

     2. Transfer of Shares. Any share or shares of stock may be transferred on
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the books of the Corporation by delivery and surrender of the properly assigned certificate, but

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subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

     3. Loss of Certificates. In the case of the loss, mutilation, or
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destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                                   ARTICLE VI

                                 INDEMNIFICATION

     Any person and his or her heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any threatened, pending or completed action, suit or proceeding, civil, administrative, investigative or criminal, in which any of them shall have been made a party by reason of a person being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which that person served in any such capacity at the request of the Corporation; provided, that person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and, provided further, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Corporation, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of Directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such a person and his or her heirs, executors, or administrators may be entitled as a matter of law.

     The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers, and other employees to the extent that such indemnifications are allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all Directors, officers, or employees.

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

     These bylaws may be amended, added to, or repealed by a majority vote of the entire Board of Directors or by the affirmative vote of the holders of at least 80% of the voting stock of the Corporation.

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